Exhibit 99.1

BKV Corporation Successfully Closes Acquisition of Control Position in BKV-BPP Power Joint Venture

Strategic acquisition increases BKV Corp. Power Joint Venture ownership stake to 75% and positions Power Joint Venture for power sector expansion

DENVER, CO – January 30, 2026 – BKV Corporation (“BKV” or the “Company”) (NYSE: BKV) today announced the successful completion of its acquisition of one-half of Banpu Power US Corporation’s (“BPPUS”) interest in BKV-BPP Power, LLC (“BKV-BPP Power” or the “Power JV”) for approximately $115.1 million in cash and 5,315,390 shares of newly issued BKV common stock, increasing BKV’s ownership stake of the Power JV to 75% from 50%. The increased ownership stake by BKV in the Power JV reflects a streamlined structure and enhanced strategic focus of BKV’s power operations.

The transaction, originally announced on October 29, 2025, marks a significant milestone in advancing BKV’s closed loop energy strategy by providing the Company with majority ownership and control of the Power JV. The Power JV encompasses the Temple I and II plants strategically positioning the company to take advantage of significant power demand growth in the ERCOT market, driven by advancements in artificial intelligence and data center technology and the related demand for reliable power.

“The successful closing of this transaction represents a critical step forward for BKV’s power business,” said Chris Kalnin, Chief Executive Officer of BKV. “BKV’s majority stake in the Power JV enhances our strategic flexibility and strengthens our ability to capture and fully capitalize on the exceptional growth opportunities we see in the Texas power market. This consolidated platform will serve as our foundation for expanding our power asset portfolio while maintaining our strong partnership with BPPUS.”

The increased ownership position allows BKV to consolidate the Power JV’s financial results with BKV’s consolidated financial results, providing enhanced visibility into the business’s cash flow generation and enabling investors to better recognize the value of the power business within BKV’s portfolio. The updated governance structure strengthens BKV’s ability to align power operations with its long-term growth strategy while supporting continued reliability of the Temple facilities.

About BKV Corporation

BKV Corporation (NYSE: BKV) is a forward-thinking, growth-driven energy company focused on the sustainable development and delivery of low-carbon energy solutions and baseload power. As the largest natural gas producer by gross operated volume in the Barnett Shale, BKV is strategically expanding an end-to-end value chain that leverages its assets in upstream production, midstream infrastructure, natural gas-fired power generation and carbon capture, utilization and storage (CCUS). Through this innovative, closed-loop approach, BKV solves customers’ toughest energy challenges, meeting growing power demand and enabling sustainable growth for the future. Headquartered in Denver, Colorado, BKV is committed to driving long-term, risk adjusted shareholder value by optimizing and scaling our closed-loop energy platform for a carbon neutral future. For more information, visit the BKV website at www.bkv.com.

About the BKV-BPP Power Joint Venture

BKV-BPP Power, a joint venture between BKV and BPPUS, owns the Temple I and Temple II plants, modern combined cycle gas and steam turbine power plants located in the Electric Reliability Council of Texas (“ERCOT”) North Zone in Temple, Texas. Temple I and Temple II have annual average power generation capacities of 752 MW and 747 MW, respectively, and each power plant delivers power to customers on the ERCOT power network in Texas. Temple I and Temple II have baseload design heat rates of approximately 6,904 Btu/kWh and 6,950 Btu/kWh, respectively.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements, which are not historical facts, include statements regarding BKV’s strategy, future operations, prospects, plans and objectives of management, and often contain words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “envision,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements contained in this press release include, but are not limited to, statements regarding the expected benefits of the potential transaction to BKV and the timing thereof. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, including BKV’s ability to achieve the benefits of the proposed transaction. Other factors that could cause actual results to differ from those in forward-looking statements include the demand for power and the commercial success of BKV-BPP Power. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in BKV’s filings with the SEC, including the risks and uncertainties addressed under the heading “Risk Factors” in BKV’s most recent Annual Report on Form 10-K filed and any subsequent Quarterly Reports on Form 10-Q. BKV undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

For BKV:

Media Contact

Becky Escott

BKV Corporation

Vice President, Corporate Communications

media@bkvcorp.com

Investor Contacts

Michael Hall

BKV Corporation

Vice President, Investor Relations

investorrelations@bkvcorp.com

Caldwell Bailey

ICR, Inc.

BKV@icrinc.com

SOURCE: BKV Corporation